Exhibit 10.5

COMMERCIAL LEASE AGREEMENT

THIS LEASE (this "Lease") dated this 10th day of January, 2014

BETWEEN:

Scott Keevil of 201-2368 Lakeshore Rd W, Oakville, Ontario, L6L 1H5
Telephone: (905) 483-9920 Fax:
(the "Landlord")
OF THE FIRST PART

- AND -

Canada Cannabis Corp of 205-2368 Lakeshore Rd W, Oakville, Ontario, L6L 1H5

(the "Tenant")

OF THE SECOND PART

IN CONSIDERATION OF the Landlord leasing certain premises to the Tenant, the Tenant leasing those premises from the Landlord and the mutual benefits and obligations set forth in this Lease, the receipt and sufficiency of which consideration is hereby acknowledged, the Parties to this Lease (the "Parties") agree as follows:

Definitions

1.          When used in this Lease, the following expressions will have the meanings indicated:

a.	"Additional Rent" means all amounts payable by the Tenant under this Lease except Base Rent, whether or not specifically designated as Additional Rent elsewhere in this Lease;

b.
"Building" means all buildings, improvements, equipment, fixtures, property and facilities from time to time located at 205-2368 Lakeshore Rd W, Oakville, ON L6L 1H5, as from time to time altered, expanded or reduced by the Landlord in its sole discretion;

c.	"Common Areas and Facilities" mean:

i.
those portions of the Building areas, buildings, improvements, facilities, utilities,equipment and installations in or forming part of the Building which from time to time are not designated or intended by the Landlord to be leased to tenants of the Building including, without limitation, exterior weather walls, roofs, entrances and exits, parking areas, driveways, loading docks and area, storage, mechanical and electrical rooms, areas above and below leasable premises and not included within leasable premises, security and alarm equipment, grassed and landscaped areas, retaining walls and maintenance, cleaning and operating equipment serving the Building; and

Commercial Lease Agreement

ii.
those lands, areas, buildings, improvements, facilities, utilities, equipment andinstallations which serve or are for the useful benefit of the Building, the tenants of the Building or the Landlord and those having business with them, whether or not located within, adjacent to or near the Building and which are designated from time to time by the Landlord as part of the Common Areas and Facilities;

d.
"Leasable Area" means with respect to any rentable premises, the area expressed in square feet of all floor space including floor space of mezzanines, if any, determined, calculated and certified by the Landlord and measured from the exterior face of all exterior walls, doors and windows, including walls, doors and windows separating the rentable premises from enclosed Common Areas and Facilities, if any, and from the centre line of all interior walls separating the rentable premises from adjoining rentable premises. There will be no deduction or exclusion for any space occupied by or used for columns, ducts or other structural elements;

e.	"Premises" means the office space at 205-2368 Lakeshore Rd W, Oakville, ON L6L 1H5;

f.
"Proportionate Share" means a fraction, the numerator of which is the Leasable Area of the Premises and the denominator of which is the aggregate of the Leasable Area of all rentable premises in the Building.

Leased Premises
2.          The Landlord agrees to rent to the Tenant the office space municipally described as 205-2368 Lakeshore Rd W, Oakville, ON L6L 1H5, (the "Premises") . The Premises will be used for only the following permitted use (the "Permitted Use"): General office space.

  Neither the Premises nor any part of the Premises will be used at any time during the term of this Lease by Tenant for any purpose other than the Permitted Use.'

Commercial Lease Agreement

3.	A reasonable number of pets or animals are allowed in or about the Premises. If this privilege is abused, the Landlord may revoke this privilege upon thirty (30) days notice.

4.
Subject to the provisions of this Lease, the Tenant is entitled to the use of parking (the 'Parking') on or about the Premises. Only properly insured motor vehicles may be parked in the Tenant's space.

Term
5.	The term of the Lease is a periodic tenancy commencing at 12:00 noon on January 10, 2014 and continuing on a month-to-month basis until the Landlord or the Tenant terminates the tenancy.

6.	Upon 3 days notice, the Landlord may terminate the tenancy under this Lease if the Tenant has defaulted in the payment of any portion of the Rent when due.

7.
Upon 10 days notice, the Landlord may terminate the tenancy under this Lease if the Tenant fails to observe, perform and keep each and every of the covenants, agreements, stipulations, obligations, conditions and other provisions of this Lease to be observed, performed and kept by the Tenant and the Tenant persists in such default beyond the said 10 days notice.

8.	Upon one month notice, the Landlord may terminate the tenancy under this Lease without cause or reason.

9.	Upon one month notice, the Tenant may terminate the tenancy under this Lease without cause or reason.

Rent
10.	Subject to the provisions of this Lease, the Tenant will pay a base rent of $2,100.00, payable per month, for the Premises (the "Base Rent").

11.	The Tenant will pay the Base Rent on or before the first of each and every month of the term of this Lease to the Landlord.

Commercial Lease Agreement

Operating Costs
12.
In addition to the Base Rent, the Tenant will pay as Additional Rent, without setoff, abatement or deduction, its Proportionate Share of all of the Landlord's costs, charges and expenses of operating, maintaining, repairing, replacing and insuring the Building including the Common Areas and Facilities from time to time and the carrying out of all obligations of the Landlord under this Lease and similar leases with respect to the Building ("Operating Costs").

13.
Except as otherwise provided in this Lease, Operating Costs will not include debt service, depreciation, costs determined by the Landlord from time to time to be fairly allocable to the correction of construction faults or initial maladjustments in operating equipment, all management costs not allocable to the actual maintenance, repair or operation of the Building (such as in connection with leasing and rental advertising), work performed in connection with the initial construction of the Building and the Premises and improvements and modernization to the Building subsequent to the date of original construction which are not in the nature of a repair or replacement of an existing component, system or part of the Building.

14.	Operating Costs will also not include the following:

a.	any increase in insurance premiums to the centre as a result of business activities of other Tenants;

b.	the costs of any capital replacements;

c.	the costs incurred or accrued due to the willful act or negligence of the Landlord or anyone acting on behalf of the Landlord;

d.	structural repairs;

e.	costs for which the Landlord is reimbursed by insurers or covered by warranties;

f.	costs incurred for repairs or maintenance for the direct account of a specific Tenant or vacant space;

Commercial Lease Agreement

g.
costs recovered directly from any Tenant for separate charges such as heating, ventilating, and air conditioning relating to that Tenant's leased premises, and in respect of any act, omission, neglect or default of any Tenant of its obligations under its Lease; or

h.	any expenses incurred as a result of the Landlord generating revenues from common area facilities will be paid from those revenues generated.

15.          The Tenant will pay:

a.
To the Landlord, the Tenant's Proportionate Share of all real property taxes, rates, duties, levies and assessments which are levied, rated, charged, imposed or assessed by any lawful taxing authority (whether federal, provincial, municipal, school or otherwise) against the Building and the land or any part of the Building and land from time to time or any taxes payable by the Landlord which are charged in lieu of such taxes or in addition to such taxes, but excluding income tax upon the income of the Landlord to the extent that such taxes are not levied in lieu of real property taxes against the Building or upon the Landlord in respect of the Building.

b.
To the lawful taxing authorities, or to the Landlord, as it may direct, as and when the same become due and payable, all taxes, rates, use fees, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of the Tenant on or in default by the Tenant and in respect of any business carried on in the Premises or in respect of the use or occupancy of the Premises by the Tenant and every subtenant, licensee, concessionaire or other person doing business on or from the Premises or occupying any portion of the Premises.

16.          For any rent review negotiation, the basic rent will be calculated as being the higher of the Base Rent payable immediately before the date of review and the Open Market Rent on the date of review.

Landlord's Estimate
17.          The Landlord may, in respect of all taxes and Operating Costs and any other items of AdditionalRent referred to in this Lease compute bona fide estimates of the amounts which are anticipated to accrue in the next following lease year, calendar year or fiscal year, or portion of such year, the Landlord may determine is most appropriate for each and of all items of Additional Rent, and the Landlord may provide the Tenant with written notice and a reasonable breakdown of the amount of any such estimate, and the Tenant, following receipt of such written notice of the estimated amount and breakdown will pay to the Landlord such amount, in equal consecutive monthly instalments throughout the application period with the monthly instalments of Base Rent. With respect to any item of Additional rent which the Landlord has not elected to estimate from time to time, the Tenant will pay to the Landlord the amount of such item of Additional Rent, determined under the applicable provisions of this Lease, immediately upon receipt of an invoice setting out such items of Additional Rent. Within one hundred and twenty (120) days of the conclusion of each year of the term or a portion of a year, as the case may be, calendar year or fiscal year, or portion of such year, as the case may be, for which the Landlord has estimated any item of Additional Rent, the Landlord will compute the actual amount of such item of Additional Rent, and make available to the Tenant for examination a statement providing the amount of such item of Additional Rent and the calculation of the Tenant's share of that Additional Rent for such year or portion of such year. If the actual amount of such items of Additional Rent, as set out in the any such statement, exceeds the aggregate amount of the instalments paid by the Tenant in respect of such item, the Tenant will pay to the Landlord the amount of excess within fifteen (15) days of receipt of any such statement. If the contrary is the case, any such statement will be accompanied by a refund to the Tenant of any such overpayment without interest, provided that the Landlord may first deduct from such refund any rent which is then in arrears.

Commercial Lease Agreement

Use and Occupation
18.
The Tenant will use and occupy the Premises only for the Permitted Use and for no other purpose whatsoever. The Tenant will carry on business under the name of and will not change such name without the prior written consent of the Landlord, such consent not to be unreasonably withheld. The Tenant will open the whole of the Premises for business to the public fully fixtured, stocked and staffed on the date of commencement of the term and throughout the term, will continuously occupy and utilize the entire Premises in the active conduct of its business in a reputable manner on such days and during such hours of business as may be determined from time to time by the Landlord.

19.
The Tenant covenants that the Tenant will carry on and conduct its business from time to time carried on upon the Premises in such manner as to comply with all statutes, bylaws, rules and regulations of any federal, provincial, municipal or other competent authority and will not do anything on or in the Premises in contravention of any of them.

Commercial Lease Agreement

         Quiet Enjoyment
20.	The Landlord covenants that on paying the Rent and performing the covenants contained in this Lease, the Tenant will peacefully and quietly have, hold, and enjoy the Premises for the agreed term.

Distress
21.
If and whenever the Tenant is in default in payment of any money, whether hereby expressly reserved or deemed as rent, or any part of the rent, the Landlord may, without notice or any form of legal process, enter upon the Premises and seize, remove and sell the Tenant's goods, chattels and equipment from the Premises or seize, remove and sell any goods, chattels and equipment at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained and been distrained upon the Premises, all notwithstanding any rule of law or equity to the contrary, and the Tenant hereby waives and renounces the benefit of any present or future statute or law limiting or eliminating the Landlord's right of distress.

22.
If the Tenant continues to occupy the Premises without the written consent of the Landlord at the expiration or other termination of the term, then the Tenant will be a tenant at will and will pay to the Landlord, as liquidated damages and not as rent, an amount equal to twice the Base Rent plus any Additional Rent during the period of such occupancy, accruing from day to day and adjusted pro rata accordingly, and subject always to all the other provisions of this Lease insofar as they are applicable to a tenancy at will and a tenancy from month to month or from year to year will not be created by implication of law; provided that nothing in this clause contained will preclude the Landlord from taking action for recovery of possession of the Premises.

Insurance
23.
The Tenant is hereby advised and understands that the personal property of the Tenant is not insured by the Landlord for either damage or loss, and the Landlord assumes no liability for any such loss. The Tenant is advised that, if insurance coverage is desired by the Tenant, the Tenant should inquire of Tenant's insurance agent regarding a Tenant's Policy of Insurance.

24.	The Tenant is responsible for insuring the Premises for liability insurance for the benefit of the Tenant and the Landlord.

Commercial Lease Agreement

Attorney Fees
25.
All costs, expenses and expenditures including and without limitation, complete legal costs incurred by the Landlord on a solicitor/client basis as a result of unlawful detainer of the Premises, the recovery of any rent due under the Lease, or any breach by the Tenant of any other condition contained in the Lease, will forthwith upon demand be paid by the Tenant as Additional Rent. All rents including the Base Rent and Additional Rent will bear interest at the rate of Twelve (12%) per cent per annum from the due date until paid.

Governing Law
26.
It is the intention of the Parties to this Lease that the tenancy created by this Lease and the performance under this Lease, and all suits and special proceedings under this Lease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the Province of Ontario, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability
27.
If there is a conflict between any provision of this Lease and the applicable legislation of the Province of Ontario (the 'Act'), the Act will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Lease.

Assignment and Subletting
28.
The Tenant will not assign this Lease, or sublet or grant any concession or license to use the Premises or any part of the Premises. An assignment, subletting, concession, or license, whether by operation of law or otherwise, will be void and will, at Landlord's option, terminate this Lease.

Care and Use of Premises
29.	The Tenant will promptly notify the Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Premises.

30.
Vehicles which the Landlord reasonably considers unsightly, noisy, dangerous, improperly insured, inoperable or unlicensed are not permitted in the Tenant's parking stall(s), and such vehicles may be towed away at the Tenant's expense. Parking facilities are provided at the Tenant's own risk. The Tenant is required to park in only the space allotted to them.

Commercial Lease Agreement

31.	The Tenant will not make (or allow to be made) any noise or nuisance which, in the reasonable opinion of the Landlord, disturbs the comfort or convenience of other tenants.

32.	The Tenant will not engage in any illegal trade or activity on or about the Premises.

33.	The Landlord and Tenant will comply with standards of health, sanitation, fire, housing and safety as required by law.

Surrender of Premises
34.
At the expiration of the lease term, the Tenant will quit and surrender the Premises in as good a state and condition as they were at the commencement of this Lease, reasonable use and wear and damages by the elements excepted.

Hazardous Materials
35.
The Tenant will not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire on the Premises or that might be considered hazardous by any responsible insurance company.

Rules and Regulations
36.
The Tenant will obey all rules and regulations posted by the Landlord regarding the use and care of the Building, parking lot, laundry room and other common facilities that are provided for the use of the Tenant in and around the Building on the Premises.

General Provisions
37.
Any waiver by the Landlord of any failure by the Tenant to perform or observe the provisions of this Lease will not operate as a waiver of the Landlord's rights under this Lease in respect of any subsequent defaults, breaches or nonperformance and will not defeat or affect in any way the Landlord's rights in respect of any subsequent default or breach.

38.
This Lease will extend to and be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each party to this Lease. All covenants are to be construed as conditions of this Lease.

Commercial Lease Agreement

39.	All sums payable by the Tenant to the Landlord pursuant to any provision of this Lease will be deemed to be Additional Rent and will be recovered by the Landlord as rental arrears.

40.	Where there is more than one Tenant executing this Lease, all Tenants are jointly and severally liable for each other's acts, omissions and liabilities pursuant to this Lease.

IN WITNESS WHEREOF the Parties to this Lease have duly affixed their signatures under hand and seal, or by a duly authorized officer under seal, on this 10th day of January, 2014.

/s/ Scott Keevil
(Witness)	(Landlord)

Canada Cannabis Corp (Tenant)

(Witness)	Per: /s/ Benjamin Ward (SEAL)